UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 ___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 1, 2015

NORTHWEST INDIANA BANCORP

(Exact name of registrant as specified in its charter)

Indiana	000-26128	35-1927981
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)	(Commission File Number)

9204 Columbia Avenue
Munster, Indiana 46321
(Address of principal executive offices) (Zip Code)

(219) 836-4400

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On March 20, 2015, NorthWest Indiana Bancorp announced that its bank subsidiary, Peoples Bank SB (“Peoples”), signed a definitive agreement (the “Agreement”) to acquire Liberty Savings Bank, FSB (“Liberty”), a federally chartered mutual savings association based in Whiting, Indiana. Peoples will acquire Liberty by merging Liberty with and into Peoples immediately following Liberty’s voluntary supervisory conversion to stock form. Peoples will not issue or pay any shares, cash, or other consideration in the merger. The Agreement sets forth the terms and conditions of Peoples’ acquisition of Liberty.

On July 1, 2015, NorthWest Indiana Bancorp, the holding company for Peoples Bank, announced that Peoples Bank has successfully completed the previously announced acquisition of Liberty Savings Bank, FSB, a federally chartered mutual savings association based in Whiting, Indiana. A copy of that press release is included as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press Release issued by NorthWest Indiana Bancorp on July 1, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2015

NORTHWEST INDIANA BANCORP

By:	/s/ Benjamin Bochnowski
Name: Benjamin Bochnowski
Title: President and Chief Operating
Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Press Release issued by NorthWest Indiana Bancorp on July 1, 2015